Exhibit 99.1
News Release
AMKOR TECHNOLOGY ANNOUNCES $150 MILLION STOCK REPURCHASE PROGRAM
CHANDLER, AZ, August 30, 2011 — Amkor Technology, Inc. (NASDAQ: AMKR) today announced that its Board of Directors has authorized the repurchase of up to $150 million of the Company’s common stock.
“We believe this stock repurchase program will enhance stockholder value and underscores our continued confidence in the underlying strength of our business model and the prospects for Amkor’s future,” said Ken Joyce, Amkor’s president and chief executive officer.
The purchase of stock under this program may be made in the open market or through privately negotiated transactions. The timing, manner, price and amount of any repurchases will be determined by the Company at its discretion and will depend upon a variety of factors including economic and market conditions, price, applicable legal requirements and other factors. The stock repurchase program will be funded with available cash and may be suspended or discontinued at any time. At June 30, 2011, the company had cash and cash equivalents of approximately $475 million.
About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s Securities and Exchange Commission (the “SEC”) filings and on Amkor’s website: www.amkor.com.
Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the proposed stock repurchase program. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our subsequent filings with the SEC made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contacts
Amkor Technology, Inc.
Joanne Solomon
Executive Vice President and Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com